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                                                                   Exhibit 10.33

                                                                    CONFIDENTIAL

                             USINTERNETWORKING, INC.
                         EXECUTIVE EMPLOYMENT AGREEMENT

                  This Executive Employment Agreement (the "AGREEMENT") dated as of October 26, 1999, (the "Effective Date") is made by and between USinternetworking, Inc., a Delaware corporation (together with any successor thereto, the "COMPANY") and Alistair Johnson-Clague (the "EXECUTIVE").

                  In consideration of the mutual promises made below, the Company and Executive agree as follows:

                  1.       POSITION AND DUTIES.

                                    The Executive shall, for a period of 3
years from the Effective Date ("TERM"), serve as President, Siebel Business Unit of the Company, reporting to the Executive Vice President & Chief Operating Officer of the Company. The title may change as a result of promotions offered during the term of this Agreement.

                  2.       COMPENSATION AND OTHER RELATED BENEFITS

                           (a) ANNUAL BASE SALARY. During the Term the Executive
shall receive a base salary at a rate of $225,000 per annum, subject to annual review and increase as determined by the Compensation Committee ("ANNUAL BASE SALARY").

                           (b) BONUS. The Executive shall be eligible to receive
a discretionary target bonus of fifty percent (50%), of the Executive's Annual Base Salary with a maximum bonus of one hundred percent (100%) to be paid at the conclusion of each calendar year of the Term. You will be provided a one-time sign on bonus of $50,000 to be paid in February 2000.

                           (c) STOCK OPTIONS. The Executive shall be granted, as
of October 26, 1999, an incentive stock option (subject to value limitations under the IRC) to purchase 90,000 shares of the Company's common stock, priced at $30.25. One third of the option shall vest upon the first anniversary of the Effective Date, with the balance vesting in equal one eighth increments each successive quarter of the Term. Documentation and company buy-back rights will be provided in the Stock Option Document under separate cover. Future option grants may be made at the discretion of the Compensation Committee.

                           (d) RESTRICTED STOCK. Additionally, you will be
granted, as of October 26, 1999, 10,000 shares of restricted USi stock at .01 cents per share. This stock will vest in accordance with the schedule for the options above.

                           (e) OTHER BENEFITS. The Executive shall be entitled
to flexible benefit plans, which include medical, dental and vision plan. The Company also provides long-term disability and two times base pay in life insurance. The Company's 401(k) plan offers a choice of various investment funds. Additionally, the Executive will be eligible for fifteen (15) days of

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                                                                    CONFIDENTIAL

vacation each year of the Term, accrued at the rate of 1.25 days per full calendar month of the Term.

                  3.       TERMINATION WITHOUT CAUSE

                           If the Company terminates the Executive without
Cause, the Company will compensate the Executive as follows:

                                    (a) Continue to pay the Annual Base Salary
         and medical benefits until the end of the Term or for a minimum period of 12 months (which ever is greater) or until the Executive is newly employed at a base salary equal to or greater than the Executive's Annual Base Salary, whichever occurs first;

                                    (b) In the event the Executive secures new
         employment with a base salary lower than the Annual Base Salary, the Company will pay to Executive for the remainder of the Term the difference between the base salary and Annual Base Salary;

                                    (c) Accelerate the vesting of all unvested
         options held by the Executive and grant a one hundred twenty (120) day period in which to exercise the options.

                                    (d) Pay any earned bonus at "target"
         percentage (50%) prorated for the number of months of the current calendar year only and any unused vacation pay.

                  4.       TERMINATION FOR CAUSE

                           If the  Executive's  employment  is  terminated  for
"Cause" by the Company, a thirty (30) day notice will be given to the Executive and if the Cause is not cured after the thirty (30) day notice period, the Executive will be terminated without any severance pay or benefits. "CAUSE" is defined as any one of the following:

                           1. Willful neglect of assigned duties so as to cause
                              material harm to the Company.

                           2. Willful misconduct that materially and adversely
                              impacts the reputation of the Company.

                           The Executive may, at the Company's option, be
terminated without notice and for "Cause" if the following events occur:

                           3. Conviction of a felony or a crime involving moral
                              turpitude.

                           4. Fraud of personal dishonesty involving Company
                              assets.

                           The Company shall have the right to repurchase all
unvested stock, if any, at the price paid by Executive.


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                                                                    CONFIDENTIAL

                  5.       POST-TERMINATION ACTIVITIES

                           (a) The Executive agrees that during his/her
employment with the Company and for 12 months thereafter, the Executive will not, and will not cause others to:

                                    (i) solicit or induce or attempt to solicit
         or induce any employee or full time consultant of the Company (whether such person is presently employed by the Company or may later be employed), to leave the Company's employ or otherwise interfere with the employment relationship between any such person and the Company;

                                    (ii) solicit, or attempt to divert, take
         away or call on, any exclusive suppliers, customers or potential customers of the Company; or

                                    (iii) disparage the Company, its operations,
         business, Board, directors, officers, management or employees; or

                                    (iv) compete with the Company or its
         subsidiaries in the ASP market anywhere in the United States; For the purpose of this section iv, if the Executive is Terminated without Cause, or Constructively Terminated, as defined above, this non-compete provision is not applicable.

                           (b) In the event the terms of this SECTION 5 shall be
determined by any court of competent jurisdiction to be unenforceable by reason of its time period or geographic scope, the terms will be interpreted to extend only over the maximum period of time and geographic scope which the court determines are enforceable.

                  6.       NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

                           The Executive shall not improperly disclose any
confidential information or trade secrets of the Company during the course of his/her employment and for a period of thirty-six (36) months thereafter.

                  7. GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Maryland.

                  8. NOTICES. Any notice under this Agreement shall be in writing and delivered by fax, e-mail or registered mail to the signatories at the addresses below.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

THE EXECUTIVE:                      THE COMPANY:

________________________            By: ___________________________
Name:                                   Andrew Stern
Address:                                 Executive Vice President &
                                         Chief Operating Officer
                                         ONE USI PLAZA, ANNAPOLIS, MD 21401-7478



WITNESS: ______________________


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          Name:


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